UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2025

ATAI LIFE SCIENCES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prof. J.H. Bavincklaan 7
1183 AT Amstelveen
Netherlands
(Address of principal executive offices) (Zip Code)

+49 89 2153 9035
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2025, atai Life Sciences N.V. (“atai” or the “Company”) entered into subscription agreements, dated as of July 1, 2025 (“Subscription Agreements”), relating to the purchase (the “PIPE Financing”) by the investors party thereto (the “PIPE Investors”) of 18,264,840 ordinary shares in the capital of the Company with a nominal value of €0.10 per share (“Common Shares”) for a purchase price of $2.19 per share and a pre-funded warrant to purchase 4,566,210 Common Shares with an exercise price of $0.01 (the “Pre-Funded Warrant”) for a purchase price of $2.19 per Common Share underlying the Pre-Funded Warrant less the exercise price for the Pre-Funded Warrant of $0.01 per share, resulting in aggregate gross proceeds to the Company from the PIPE Financing of approximately $50 million.  The PIPE Financing is subject to customary closing conditions, as described further under “Subscription Agreements” below.  The PIPE Financing is expected to close in the third quarter of 2025.  The proceeds from the PIPE Financing are expected to be used by the Company for general corporate purposes, including for working capital and to advance the clinical development of its product candidates and programs.  Apeiron Investment Group Ltd. (“Apeiron”), the family office of Christian Angermayer, Co-Founder and Chairman of the Company, participated in the PIPE Financing. TD Securities (USA) LLC, Leerink Partners LLC, Guggenheim Securities, LLC and Berenberg Capital Markets LLC acted as joint-lead placement agents in connection with the PIPE Financing.

The Company estimates that, after giving effect to the consummation of the PIPE Financing following the satisfaction of the closing conditions to the Subscription Agreements described herein, its cash, short-term securities and public equity holdings will be sufficient to fund its operating expenses into the second half of 2027. The Company has based this estimate on assumptions (including without limitation, that the closing conditions to the PIPE Financing will be satisfied, or that they will be satisfied in a timely manner) that may prove to be incorrect, and the Company could use its available capital resources sooner than it currently expects.

As previously reported on June 2, 2025, the Company entered into a share purchase agreement, dated as of June 2, 2025, by and among the Company, Beckley Psytech Limited (“Beckley Psytech”) and certain other parties thereto (the “SPA”), pursuant to which the Company agreed to acquire from the shareholders of Beckley Psytech (the “Sellers”) the entire issued share capital of Beckley Psytech not already owned by the Company (the “Acquisition”) by issuing to the Sellers 105,044,902 Common Shares.  The proceeds from the PIPE Financing will not be used to finance the Acquisition, and the closing of the PIPE Financing is not conditioned on the closing of the Acquisition. Beckley Psytech is a private clinical-stage biopharmaceutical company developing psychedelic product candidates designed to be rapid-acting. Beckley Psytech’s two investigational compounds are BPL-003, Mebufotenin benzoate, for treatment-resistant depression (“TRD”) and alcohol use disorder, and ELE-101, psilocin, for the treatment of major depressive disorder. As previously announced, in January 2024, the Company made a strategic investment in Beckley Psytech, resulting in an approximate one third ownership stake of Beckley Psytech.

Subscription Agreements

On July 1, 2025, in connection with the PIPE Financing, the Company entered into the Subscription Agreements with the PIPE Investors, pursuant to which, among other things, the PIPE Investors have agreed to purchase an aggregate of approximately 18,264,840 Common Shares and the Pre-funded Warrant, for an aggregate purchase price of approximately $50 million, on the terms and subject to the conditions set forth therein.

The Subscription Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing and termination provisions, as well as, for all PIPE Investors, a closing condition that the expiration or termination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to a filing pursuant to the HSR Act expected to be made by Christian Angermayer in connection with Apeiron’s investment in the PIPE Financing has occurred.  The Subscription Agreements may be terminated by either the Company or the PIPE Investor party thereto if the PIPE Financing has not been consummated on or before November 1, 2025.

The securities being issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state’s securities laws, and were issued and sold in a private placement in reliance on Section 4(a)(2) of the Securities Act. The securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Subscription Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Subscription Agreements, the forms of which are filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Pre-Funded Warrant

The Pre-Funded Warrant is expected to be issued in connection with the closing of the PIPE Financing.  The Pre-Funded Warrant provides the holder thereof with the right to purchase 4,566,210 Common Shares with an exercise price of $0.01 and will be immediately exercisable on the date of the issuance of the Pre-Funded Warrant.  The Pre-Funded Warrant does not expire until the date the Common Shares underlying the Pre-Funded Warrants have been exercised in full. Under the terms of the Pre-Funded Warrant, the Company may not effect the exercise of any Pre-Funded Warrant, and the holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause an aggregate number of Common Shares beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the total number of Common Shares of the Company outstanding immediately after giving effect to the exercise. The Pre-Funded Warrant may be exercised by a holder by paying the exercise price in cash or on a cashless basis. No fractional shares will be issued upon any exercise of the Pre-Funded Warrant. If, upon exercise of the Pre-Funded Warrant, a holder would be entitled to receive a fractional interest in a share, the Company may at its option, upon exercise, pay cash in lieu of any such factional share or round up to the nearest whole share. The exercise price and number of Common Shares underlying the Pre-Funded Warrant are subject to adjustment from time to time in accordance with the provisions thereof. Subject to compliance with applicable federal and state securities laws, the Pre-Funded Warrant and all rights thereunder are transferable subject to the terms of the Pre-Funded Warrant.  The Common Shares issuable upon exercise of the Pre-Funded Warrant are expected to be registered for resale pursuant to the terms of the Registration Rights Agreement described below.

The foregoing description of the Pre-Funded Warrant does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the form of Pre-Funded Warrant, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On July 1, 2025, the Company entered into a registration rights agreement, dated July 1, 2025, with the PIPE Investors (the “Registration Rights Agreement”) providing for certain resale shelf registration rights with respect to Common Shares held by such holders from time to time.

The Registration Rights Agreement requires the Company to file a registration statement under the Securities Act providing for the resale of all or part of the registrable securities held by the parties thereto as promptly as practicable, and in any event within 30 calendar days following the earlier of (i) the closing of the transactions contemplated by the SPA and (ii) the termination of the SPA, and use reasonable best efforts to cause such registration statement to be declared effective within the timelines specified therein, and thereafter to keep such registration statement effective for the periods specified therein.  The Registration Rights Agreement also contains customary indemnity, exculpation and contribution obligations by the Company and the other parties to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On July 1, 2025, the Company entered into the Subscription Agreements, in each case, in a private placement in reliance on the exemption from the registration requirements of the Securities Act. The Common Shares and the Pre-Funded Warrant issued in the PIPE Financing will be offered and sold in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act. The offer and sale of the Common Shares underlying the Pre-Funded Warrant have not been registered under the Securities Act. To the extent required, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 1, 2025, the Company issued press releases regarding the Beckley Psytech data described in Item 8.01 below and the PIPE Financing described in Item 1.01 above. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 herewith.  Attached as Exhibit 99.3 to this Current Report on Form 8-K is the form of presentation used by the Company in presentations with the PIPE Investors.

The information contained under Item 7.01 of this Form 8-K (including Exhibits 99.1, 99.2 and 99.3), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Beckley Psytech Data

On July 1, 2025, Beckley Psytech publicly announced positive topline findings from the core part of its Phase IIb blinded clinical study of PBL-003 in 193 patients with moderate-to-severe TRD (defined as non-response to two or more prior treatments in the current depressive episode). BPL-003 is Beckley Psytech’s investigational, synthetic, intranasal formulation of 5-MeO-DMT benzoate. According to the announcement, (i) a single 12 mg dose of BPL-003 led to a mean reduction in Montgomery-Åsberg Depression Rating Scale (“MADRS”) score of 11.1 from baseline compared with 5.8 in the 0.3 mg comparator dose arm (p=0.0038) at Day 29, with the 8 mg dose arm showing a mean MADRS reduction of 12.1 from baseline at that same timepoint (p=0.0025), (ii) efficacy results were statistically significant in both active arms from as early as Day 2, with mean MADRS reductions from baseline of 8.8 in the 8 mg group and 8.9 in the 12 mg group observed at that timepoint (these mean reductions from baseline increased to 11.1 in the 8 mg group and 10.8 in the 12 mg group at Day 8), and (iii) a durable effect was also observed for both doses, with the 8 mg group showing a mean reduction of 10.8 points from baseline at Day 57 and the 12 mg group showing a mean reduction of 10.2 points from baseline compared with the 0.3 mg group (5.2 point reduction).  BPL-003 was generally well-tolerated with more than 99% of adverse events being reported as mild or moderate and no drug-related serious adverse events reported, and with no participants in the 12 mg or 8 mg arms having any instance of treatment-emergent suicidal intent or behavior, indicating no suicide-related safety signal.  The majority of patients were deemed ready for discharge at 90 minutes post-dose. Beckley Psytech believes these results support selection of the 8 mg dose for Phase III studies of BPL-003 and now plans to progress Phase III planning with appropriate regulatory bodies.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things: expectations regarding the closing of the PIPE Financing, including satisfaction and timing of closing conditions, including the closing conditions relating to the HSR Act filing, and expectations regarding the use of proceeds from the proposed financing, the Company’s expected cash runway after giving effect to this offering, the closing of the Acquisition, including timing and approvals; expectations regarding operations of the combined company, including strategic value of the clinical development programs for patients and shareholders as well as expectations regarding financial synergies; timing and results of Beckley’s BPL-003 Phase IIb trial and related data readouts and expectations for progressing to phase III studies of BPL-003; expectations regarding Beckley’s other clinical assets, including ELE-101; our business strategy and plans; and the potential, success, cost and timing of development of our product candidates, and the product candidates of those companies we invest in.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the important factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in atai's other filings with the SEC. atai disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this Current Report on Form 8-K, other than to the extent required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1+§	Form of Subscription Agreement.

10.2+§	Subscription Agreement, dated as of July 1, 2025, entered into between the Company and Apeiron Investment Group Ltd.

10.3+§	Subscription Agreement, dated as of July 1, 2025, entered into between the Company and Ferring Ventures S.A.

10.4§	Form of Pre-Funded Warrant.

10.5+	Registration Rights Agreement, dated as of July 1, 2025, among the Company and the PIPE Investors.

99.1*	Press Release, titled “atai Life Sciences and Beckley Psytech Announce Positive Topline Results from Phase 2b Study of BPL-003 in Patients with Treatment-Resistant Depression”, dated July 1, 2025.

99.2*	Press Release, titled “atai Life Sciences Announces $50 Million Private Placement Financing”, dated July 1, 2025.

99.3*	Atai Company Presentation, dated July 1, 2025.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*Furnished herewith

+Certain of the schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

§Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

No Offer or Solicitation

This Current Report on Form 8-K is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed transaction between the Company and Beckley Psytech. In connection with the proposed transaction, a registration statement on Form S-4 will be filed (the “Registration Statement”) which will include a proxy statement of the Company (the “Proxy Statement”), as well as other relevant documents regarding the Acquisition. This Current Report on Form 8-K is not a substitute for the Registration Statement, the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS ARE URGED TO READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION, WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Registration Statement, including the Proxy Statement, as well as other filings containing information about the Company, when such documents become available, may be obtained at the SEC’s website (http://www.sec.gov).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in respect of the proposed transactions contemplated by the Registration Statement, including the Proxy Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of the Company in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement, including the Proxy Statement, when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2024 and its proxy statement on Schedule 14A, dated April 21, 2025, which are filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: July 1, 2025	By:	/s/ Srinivas Rao
	Name:	Srinivas Rao
	Title:	Chief Executive Officer